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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                JANUARY 31, 2003
                Date of Report (Date of earliest event reported)





                      ARABIAN AMERICAN DEVELOPMENT COMPANY
             (Exact name of registrant as specified in its charter)


           DELAWARE                     0-6247                            75-1256622
 (State or Other Jurisdiction       (Commission File       (I.R.S. Employer Identification No.)
       of Incorporation)                Number)

             10830 N. CENTRAL EXPRESSWAY
                      SUITE 175                            75231
                    DALLAS, TEXAS                        (Zip Code)
      (Address of principal executive offices)


                                 (214) 692-7872
               Registrant's telephone number, including area code


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Item 4. Changes in Registrant's Certifying Accountant

(a)      Previous independent accountants

         (i) On January 31, 2003, Grant Thornton LLP ("Grant Thornton") resigned as the independent accountants of Arabian American Development Company.

         (ii) The reports of Grant Thornton on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principle. The reports for the past two years were modified as to uncertainty concerning substantial doubt about the Company's ability to continue as a going concern since the Company was not in compliance with certain covenants in its loan agreements and, if resolution with the lender was not achieved, and the Company does not generate positive cash flow adequate for its operations and loan obligations, the Company will have to raise debt or equity capital. There is no assurance that capital would be available. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. As disclosed in the Company's Current Report on Form 8-K filed on December 23, 2002, Grant Thornton has since withdrawn its reports on the consolidated financial statements of the Company and its subsidiaries as of December 31, 2000 and 2001 and for the years then ended.

         (iii) The Company's Audit Committee did not participate in or approve the decision to change independent accountants as the change was due to the resignation of Grant Thornton.

         (iv) In connection with its audits for the two most recent fiscal years and through January 31, 2003, there have been no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton would have caused them to make reference thereto in their report on the financial statements for such years.

         (v) (A) By letter dated January 31, 2003 to the Company's Board of Directors, Grant Thornton issued a formal report pursuant to Section 10A of the Securities Exchange Act of 1934 (the "Act"). In the formal report, Grant Thornton states that, in their view, the omission of certain developments concerning the Company's mining lease for the Al Masane area in Saudi Arabia may have resulted in the filing of materially misleading financial statements contained in the Company's Forms 10-K for the years ended December 31, 2000 and 2001 and Forms 10-Q for the quarters during 2000, 2001 and 2002 and may be deemed an illegal act or acts within the meaning of Section 10A of the Securities Exchange Act of 1934. The omitted developments involved the receipt of letters during 2000, 2001 and 2002 by the Company's President and Chief Executive Officer from the Saudi Arabian Ministry of Petroleum and Mineral Resources (the "Ministry") informing the Company that it must proceed with positive steps for implementation of the Al Masane project and that failure to do so would result in termination by the Ministry of the Company's Al Masane mining lease. The Grant Thornton formal report concludes that the illegal acts that may have occurred had a material effect on the


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Company's financial statements and that the Company failed to take timely and appropriate remedial actions with respect to those illegal acts. Specifically, Grant Thornton contends that the Company failed to conduct an investigation to determine all the relevant facts. As a consequence, Grant Thornton resigned as the Company's independent auditor.

         The Company strongly disagrees with Grant Thornton's conclusion that the Company did not take prompt remedial action. In connection with the preparation of a report to the Company's shareholders, the President of the Company voluntarily informed the Company, Grant Thornton, outside United States securities counsel and the other directors and officers of the Company of the matter referred to in the Grant Thornton report and made them aware of the facts and circumstances surrounding the developments respecting the Al Masane project. Upon such disclosure, the Company initiated an active internal investigation. This investigation, which continues, included questioning each director and executive officer regarding his knowledge of the matter and obtaining and translating all written correspondence during the relevant period from the Ministry to the Company regarding the Al Masane project. The President also provided an extensive written compilation and summary of all written correspondence between the Company and the Ministry regarding the Al Masane project during the relevant period.

         Based upon the preliminary findings of this investigation, the Company filed a Current Report on Form 8-K dated December 23, 2002 concerning the matter and the Board of Directors caused the Company to take other action the Board deemed most appropriate and in the best interests of the Company and its shareholders under the circumstances, including reprimanding the President and strengthening the Company's disclosure controls and procedures to ensure that all material facts and developments relating to the Company's business and operations are timely and accurately disclosed. The Board may take further steps if the Company discovers facts concerning recent developments with respect to the Al Masane project that are inconsistent with the preliminary findings of its investigation.

         The Company did not believe it advisable or practical at this time to make direct inquiries to the Ministry regarding the status of the Al Masane mining lease, in light of the Ministry's threats to terminate the lease and the Company's efforts to obtain assistance through diplomatic channels in resolving its dispute with the Ministry.

         (v) (B) The Company's Audit Committee, as such, has not discussed the subject matter of the reportable event with Grant Thornton, although the Company's chief accounting officer had several conversations with Grant Thornton concerning the matter and reported to the Company's Board regarding those discussions.

         (v) (C) The Company intends to authorize Grant Thornton to respond fully to the inquiries of the successor accountant, when appointed, concerning the subject matter of the reportable event.

         (vi) The Company has requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter will be filed by amendment to this report within two business days of receipt.


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(b)      New independent accountants

         (i) The Company has not yet engaged successor independent accountants.

Item 7. Financial Statements and Exhibits.

(c)      Exhibits.

         (16) Letter re Change in Certifying Accountant (A copy of such letter will be filed by amendment to this report within two business days of receipt.)


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ARABIAN AMERICAN DEVELOPMENT COMPANY



                                  By:    /s/ Drew Wilson, Jr.
                                    --------------------------------------------
                                         Drew Wilson, Jr.
                                         Secretary/Treasurer



Date:  February 7, 2003